Horizon Technology Finance Provides First Quarter 2025 Portfolio Update

- HRZN Originates $100.3 Million of New Loans in Q1 -

- HRZN Ends Quarter with Committed Backlog of $235.5 Million -

Farmington, Connecticut – April 9, 2025 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“HRZN” or “Horizon”), an affiliate of Monroe Capital, and a leading specialty finance company that provides capital in the form of secured loans to venture capital-backed companies in the technology, life science, healthcare information and services, and sustainability industries, today provided its portfolio update for the first quarter ended March 31, 2025 and an update on the lending platform (“Horizon Platform”) of Horizon Technology Finance Management LLC (“HTFM”), its investment adviser.

“We had a solid start to 2025, originating over $100 million of new loans and growing our venture debt portfolio for the third consecutive quarter,” said Gerald A. Michaud, President of Horizon and HTFM. “Additionally, we further increased our committed backlog to $235.5 million of debt investments, providing us with a strong base of existing and new high-quality opportunities to further expand HRZN’s venture debt portfolio moving forward. In addition to our regular interest income for the quarter, we also received $68.1 million of loan payoffs, which produced accelerated income and prepayment fees for HRZN. Looking ahead, we believe HRZN is well positioned to further grow its portfolio and deliver additional value to its shareholders.”

First Quarter 2025 Portfolio Update

Originations

During the first quarter of 2025, HRZN funded a total of $100.3 million of loans and $2.0 million of equity, as follows:

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$25.5 million to an existing portfolio company, Castle Creek Biosciences, Inc. (“Castle Creek”), a developer of gene therapies for patients with rare and serious genetic diseases, to prepay $16.2 million to HRZN and $3.8 million to a co-lender under the existing HRZN loan and provide it with additional debt capital.

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$20.0 million to an existing portfolio company, a clinical-stage and platform company focused on decoding the entire genome to identify optimal gene targets to cure oncology and autoimmune diseases, to prepay $12.5 million to HRZN and $7.5 million to a co-lender under the existing HRZN loan.

●	$20.0 million under a revolving commitment to an existing portfolio company, a developer of natural microbial products that ensure crops receive essential nitrogen needed to grow.
●	$15.0 million to a new portfolio company, a developer of an innovative implantable system for people with disabling mechanical chronic lower back pain.
●	$10.0 million to a new portfolio company, a developer of differentiated pharmaceuticals designed to ease operational burdens in healthcare.
●	$6.0 million to a new portfolio company, a developer of a software solution that centralizes maintenance, inspection and inventory management for property operations.
●	$2.5 million to an existing portfolio company, a developer of a cloud-native software platform for the property and casualty insurance segment.
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$2.0 million of equity to an existing portfolio company, Swift Health Systems, Inc. (dba InBrace), a developer of teeth straightening technology that provides an alternative to traditional braces and aligners.

●	$0.8 million to an existing affiliated portfolio company, an operator of conservation memorial forests that offer sustainable alternatives to cemeteries.
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In January 2025, the Company purchased from its co-lender a $2.9 million debt investment to an existing portfolio company of the Company, for a purchase price of $0.5 million. The purchased debt investment has the same economics and structure as the Company’s existing debt investment in the existing portfolio company.

Liquidity Events and Partial Paydowns

HRZN experienced liquidity events from five portfolio companies in the first quarter of 2025, consisting of principal prepayments of $68.1 million, compared to $13.0 million of principal prepayments during the fourth quarter of 2024:

●	In January, a portfolio company paid its outstanding principal balance of $20.0 million on its revolving loan, plus interest. HRZN continues to hold warrants in the company.
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In February, with the proceeds of a new loan from the Horizon Platform, Castle Creek paid its outstanding principal balance of $16.2 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in Castle Creek.

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In March, a portfolio company prepaid its outstanding principal balance of $10.0 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in the company.

●	In March, a portfolio company prepaid its outstanding principal balance of $9.4 million on its venture loan, plus interest and end-of-term payment. HRZN continues to hold warrants in the company.
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In March, with the proceeds of a new loan from the Horizon Platform, a portfolio company paid its outstanding principal balance of $12.5 million on its venture loan, plus interest and end-of-term payment. HRZN continues to hold warrants in the company.

HRZN also received prepayments of principal from one portfolio company in the aggregate amount of $0.2 million during the first quarter of 2025, compared to $0.4 million of prepayments of principal during the fourth quarter of 2024.

Principal Payments Received

During the first quarter of 2025, HRZN received regularly scheduled principal payments on investments totaling $11.2 million, compared to regularly scheduled principal payments totaling $12.2 million during the fourth quarter of 2024.

Commitments

During the quarter ended March 31, 2025, HRZN closed new loan commitments totaling $121.8 million to seven companies, compared to new loan commitments of $80.2 million to six companies in the fourth quarter of 2024.

Pipeline and Term Sheets

As of March 31, 2025, HRZN’s unfunded loan approvals and commitments (“Committed Backlog”) were $235.5 million to 19 companies. This compares to a Committed Backlog of $206.5 million to 17 companies at HRZN as of December 31, 2024. HRZN’s portfolio companies have discretion whether to draw down such commitments and the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing. Accordingly, there is no assurance that any or all of these transactions will be funded by HRZN.

During the quarter, HTFM received signed term sheets that are in the approval process, which may result in the Horizon Platform providing up to an aggregate of $30.0 million of new debt investments. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with HTFM’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or funded by HRZN.

Warrant and Equity Portfolio

As of March 31, 2025, HRZN held a portfolio of warrant and equity positions in 105 portfolio companies, including 93 private companies, which provides the potential for future additional returns to HRZN’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN), externally managed by Horizon Technology Finance Management LLC, an affiliate of Monroe Capital, is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located throughout the U.S. Monroe Capital is a premier asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, opportunistic, structured credit, real estate and equity. To learn more, please visit horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(646) 200-8885

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819